Exhibit 10.27

DRUP/BERKM/9422514

40053180/5143227

DEED OF PLEDGE

(Laureate International B.V.)

This thirtieth day of September two thousand eleven, there appeared before me, Pieter Gerard van Druten, civil law notary at Amsterdam, the Netherlands: Sebastiaan van Dugteren, born in Oosterbeek, the Netherlands, on the twenty-fourth day of September nineteen hundred and seventy-four, employed at Fred. Roeskestraat 100, 1076 ED Amsterdam, the Netherlands, for the purposes hereof acting as attorney — whose authorization has been evidenced by three (3) written powers of attorney which will be attached to this deed (Annex) — of:

1.                                      LAUREATE I B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Amsterdam, the Netherlands, and its registered office address at Amsteldijk 166, 1079LH Amsterdam, the Netherlands, registered with the trade register of the Chambers of Commerce under number 30124190, hereinafter referred to as: the “Pledgor”;

2.                                      CITIBANK N.A., a national banking association under the laws of the United States of America, having its registered office address at 390 Greenwich Street, New York, New York 10013, United States of America, for the purposes hereof acting in its capacity as Collateral Agent for and on behalf of the Lenders under the Credit Agreement and/or in its capacity as sole creditor under each Parallel Debt in both capacities, hereinafter referred to as: the “Pledgee”; and

3.                                      LAUREATE INTERNATIONAL B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Amsterdam, the Netherlands, and its registered office address at Amsteldijk 166, 1079LH Amsterdam, the Netherlands, registered with the trade register of the Chambers of Commerce under number 27122275, hereinafter referred to as: the “Company”.

The person appearing has declared:

WHEREAS:

A.                                    Reference is made to the credit agreement dated as of the seventeenth day of August two thousand and seven and amended and restated on the sixteenth day of June two thousand and eleven (the Credit Agreement) by and among Laureate Education, Inc. as Parent Borrower, lniciativas Culturales De España S.L. as Foreign Subsidiary Borrower, the Lenders party thereto from time to time, Goldman Sachs Credit Partners L.P. as Administrative Agent and Collateral Agent, Citigroup Global Markets Inc., Barclays Capital, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC as Joint Lead Arrangers and Bookrunners, and other parties identified therein.

B.                                    Pursuant to section 15 (Parallel debt) of the Credit Agreement, each Borrower has undertaken to pay to the Collateral Agent, acting in its own capacity and not as representative or agent of a Lender, each Parallel Debt.

C.                                    Pursuant to a notarial deed of pledge executed on the twenty-ninth day of January two thousand eight before a deputy of D.F.M.M. Zaman, civil law notary in Rotterdam, the Netherlands, among others first ranking security has been granted in favor of Goldman Sachs Credit Partners L.P. as Collateral Agent under the Credit Agreement by the Pledgor over all shares issued and outstanding in the capital of the Company as security for amongst others the obligations of the Borrowers under the Existing Credit Agreement as such agreement would be amended and restated from time to time (the Deed of First Ranking Share Pledge).

D.                                    Pursuant to a resignation and appointment agreement (the Resignation and Appointment Agreement) dated the thirtieth day of September two thousand and eleven by and among Laureate Education, Inc. and Iniciativas Culturales de España S.L. as Borrowers, Goldman Sachs Credit Partners L.P. as resigning administrative agent and resigning collateral agent and Citibank, N.A. as successor administrative agent and successor collateral agent, Goldman Sachs Credit Partners L.P. in its capacity as Collateral Agent under the Credit Agreement has been replaced by Citibank N.A. and the Parallel Debt has been assigned from Goldman Sachs Credit Partners L.P. to Citibank N.A.

E.                                     Notwithstanding the fact that, following the replacement of the Collateral Agent pursuant to the Resignation and Appointment Agreement, the Deed of First Ranking Share Pledge will continue to secure (amongst others) the obligations of the Borrowers under the Credit Agreement, the Pledgor has agreed to grant a second priority right of pledge (pandrecht tweede in rang) over the Charged Assets (as defined in this Deed) in favor of the Pledgee as security for the Secured Obligations (as defined in this Deed).

IT IS AGREED as follows:

1                               DEFINITIONS AND INTERPRETATION

1.1                     Definitions

1.1.1           Capitalized terms used but not defined in this Deed (including its recitals) shall have the meaning as given thereto in the Credit Agreement.

1.1.2           In this Deed (including its recitals):

Articles of Association means the articles of association (statuten) of the Company as they currently stand since their latest amendment, pursuant to a notarial deed of amendment to the articles of association, executed on the twenty-fifth day of May two thousand eleven before A.J. Wiggers, civil law notary in Amsterdam, the Netherlands.

Charged Assets means:

(a)                                 the Shares;

(b)                                 the Dividends; and

(c)                                the Related Assets.

Corresponding Debt means any amounts owing from time to time by the Borrowers to the Lenders under the Credit Agreement or any U.S. Obligations Secured Hedge Agreement or Foreign Obligations Secured Hedge Agreement.

Deed means this deed of pledge of shares.

Dividends means any and all cash dividends, distribution of reserves, repayments of capital, liquidation or dissolution proceeds and all other distributions and (re) payments in respect of the Shares.

Enforcement Event means a default by any Borrower in the performance of the Secured Obligations (whether in whole or in part) provided that such default constitutes an Event of Default which is continuing.

First Ranking Right of Pledge means the first priority right of pledge created pursuant to the Deed of First Ranking Share Pledge by and among the Pledgor as pledgor, the Company as company and, pursuant to the Resignation and Appointment Agreement and a deed of assumption of contract by and between among others the Pledgee, the Pledgor and the Company dated on or about the date hereof, the Pledgee as pledgee.

Party means a party to this Deed.

Related Assets means any and all shares, rights (other than Dividends) and other assets accruing, distributed, issued or offered at any time by way of redemption, repurchase, dividend, bonus, preference, pre-emption, conversion, capitalization of profits or reserves, substitution, exchange, warrant, claim or option right or otherwise in respect of the Shares.

Right of Pledge means a right of pledge created by this Deed in accordance with Clause 2 (Creation of security).

Shares means:

(a)                     the ordinary shares numbered from one (1) up to and including seven million and five hundred fifteen thousand (7,515,000), with a nominal value of four euro cent (EUR 0.04) each in the capital of the Company; and

(b)                     any and all shares in the capital of the Company which are acquired by the Pledgor after the date of this Deed.

Secured Obligations Secured Obligations means any and all obligations and liabilities consisting of monetary payment obligations (verbintenissen tot betaling van een geldsom) of each Borrower to the Pledgee, whether present or future, whether actual or contingent, whether as primary obligor or as surety, whether for principal, interest, costs or otherwise under or in connection with the Parallel Debt (and if at the time of the creation of a Right of Pledge, or at any time thereafter, the Corresponding Debt owed to the Pledgee cannot be validly secured through the Parallel Debt, any amount which each Borrower owes to a Secured Party under or in connection with the Credit Documents shall be the Secured Obligation).

Voting Transfer Event means the occurrence of an Event of Default which is continuing in conjunction with a written notice from the Pledgee to the Pledgor and the Company stating that the Pledgee shall exercise the Voting Rights.

Voting Rights means any and all voting rights, other consensual rights and similar rights and powers attached to the Shares.

1.2                     Interpretation

1.2.1           Unless a contrary indication appears, any reference in this Deed (including its recitals) to:

(a)                       a Clause shall, subject to any contrary indication, be construed as a reference to a clause of this Deed;

(b)                       this Deed, the Credit Agreement or any other agreement or instrument includes all amendments, supplements, novations, restatements or re-enactments (without prejudice to any prohibition thereto) however fundamental and of whatsoever nature to this Deed, the Credit Agreement, or other agreement or instrument and includes without limitation (i) any increase or reduction in any amount available under the Credit Agreement (as amended, supplemented, novated, restated or re-enacted) or any alteration of or addition to the purpose for which any such amount, or increased or reduced amount may be used, (ii) any facility provided in substitution of or in addition to the facilities originally made available thereunder, (iii) any rescheduling of the indebtedness incurred thereunder whether in isolation or in connection with any of the foregoing, and (iv) any combination of the foregoing and the Secured Obligations include such amendments, supplements, novations, restatements or re-enactments (whether or not anticipated);

(c)                        person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, partnership or other entity (whether or not having separate legal personality) or two or more of the foregoing;

(d)                       the Pledgee, the Pledgor, the Company or any other person includes its successors in title, permitted assigns and permitted transferees; and

(e)                        a provision of law is a reference to that provision as amended or re-enacted.

1.2.2           Clause headings are for ease of reference only.

1.2.3           In this Deed (including its recitals), words and expressions importing the singular shall, where the context permits or requires, include the plural and vice versa and words and expressions importing the masculine shall, where the context permits or requires, include the feminine and neuter and vice versa.

1.2.4           An Enforcement Event shall constitute a verzuim (as meant in Section 3:248(1) of the Dutch Civil Code) in the performance of the Secured Obligations or any part thereof, without any dun (aanmaning), summons (sommatie) or notice of default (ingebrekestelling) being sent or required.

2                               CREATION OF SECURITY

2.1                     Undertaking

The Pledgor agrees with the Pledgee and undertakes to create or, as the case may be, to create in advance (bij voorbaat) a second priority right of pledge (pandrecht tweede in rang) over each of its Charged Assets as security for the Secured Obligations.

2.2                    Right of Pledge

The Pledgor grants to the Pledgee:

(a)                       a second priority right of pledge (pandrecht tweede in rang) over each of its Charged Assets; and

(b)                       to the extent the Charged Assets consist of future Charged Assets, a second priority right of pledge (pandrecht tweede in rang) in advance (bij voorbaat) over each of its future Charged Assets, as security for the Secured Obligations.

2.3                    Perfection

2.3.1 The Company:

(a)                       acknowledges to be notified of each Right of Pledge;

(b)                       undertakes to register each Right of Pledge in its shareholders’ register;

(c)                        undertakes that promptly after the Pledgor has acquired shares in the capital of the Company it shall register each Right of Pledge in its shareholders’ register;

(d)                       acknowledges that, other than pursuant to the First Ranking Right of Pledge it has not received any notice of other rights of pledge, limited rights or encumbrances or transfers in respect of the Charged Assets; -

(e)                        undertakes to provide the Pledgee promptly after the execution of this Deed and promptly after each acquisition of shares in the capital of the Company by the Pledgor with a copy of the relevant entry in its shareholders’ register;

(f)                         to the extent possible under Dutch law and with the knowledge of the Pledgor, waives (and shall waive at the Pledgee’s first request) any right that may impede the exercise by the Pledgee of any Right of Pledge and the other rights conferred under this Deed; and

(g)                        undertakes not to propose or effect such acts as set forth in Clause 2.5.2 (Voting Rights).

2.3.2 The Pledgee is entitled:

(a)                       to present this Deed and any other document pursuant to this Deed for registration to any office, registrar or governmental body (including the Dutch tax authorities) in any jurisdiction; and

(b)                       subject to Clause 2.4.2 (Dividends) and Clause 2.5.1 (Voting Rights), to serve any notice to any person,

as the Pledgee deems necessary or desirable to protect its interests.

2.4                    Dividends

2.4.1          In accordance with Section 3:246 (1) of the Dutch Civil Code and subject to the First Ranking Right of Pledge, only the Pledgee is entitled to collect and receive payment of the Dividends and the Related Assets which are subject to a Right of Pledge and to exercise all rights of the Pledgor vis-à-vis the Company with respect to the Dividends and the Related Assets. Without prejudice to its entitlement to collect and receive payment and to exercise its rights in respect of the Dividends and the Related Assets, the Pledgee authorizes the Pledgor to collect and receive payment from the Dividends and the Related Assets to the extent permitted under the Credit Agreement.

2.4.2          The authorization granted by the Pledgee to the Pledgor pursuant to Clause 2.4.1 may be terminated by the Pledgee upon the occurrence of an Event of Default which is continuing by giving notice thereof to the Pledgor.

2.5                    Voting rights

2.5.1          Subject to the First Ranking Right of Pledge, the Voting Rights are transferred by the Pledgor to the Pledgee under the condition precedent (opschortende voorwaarde) of the occurrence of a Voting Transfer Event. The general meeting of shareholders of the Company has resolved to approve such transfer of Voting Rights, as is evidenced by a written resolution of such meeting, dated on or about the date hereof, a copy of which is attached to this Deed (Annex).

2.5.2          Upon the occurrence of a Voting Transfer Event, the Pledgee shall have the sole and exclusive right and authority to exercise such Voting Rights and shall be entitled to exercise or refrain from exercising such rights in such manner as the Pledgee may in its absolute discretion deem fit. Until the occurrence of a Voting Transfer Event, the Pledgor shall have the right and authority to exercise such Voting Rights or refrain from exercising such Voting Rights, provided that:

(a)                       no such exercise (or such abstention) may violate or be inconsistent with the terms and conditions of this Deed or the Credit Agreement; and

(b)                       no such exercise may have the effect of impairing the position or interests of the Pledgee, including, for the avoidance of doubt, such exercise which without the prior written consent of the Pledgee results in a resolution to consent or to ratify:

(i)                           a filing of a request to declare the Company bankrupt (failliet) or a filing of a request for a similar proceeding in any jurisdiction;

(ii)                        a filing by the Company of a request to be granted a suspension of payments (surseance van betaling) or a filing by the Company of a request for a similar proceeding in any jurisdiction;

(iii)                     any conversion (omzetting), merger (fusie) or division (splitsing) of the Company;

(iv)                    an issuance or cancellation of shares in the capital of the Company or any reduction of any reserve of the Company;

(v)                       an acquisition by the Company of shares in the capital of the Company or depository receipts (certificaten van aandelen) thereof;

(vi)                    a transfer of the authority to issue shares in the capital of the Company and to limit or exclude pre-emptive rights of shareholders to any other corporate body other than the general meeting of shareholders;

(vii)                 a granting of rights to subscribe for shares in the capital of the Company or a limitation or exclusion of pre-emptive rights of shareholders upon issuance of shares in the capital of the Company;

(viii)              an issuance of depository receipts (certificaten van aandelen) in respect of shares in the capital of the Company with the co-operation of the Company;

(ix)                    a material change of the terms of the Charged Assets; or

(x)                       a material impairment of the value of the Charged Assets.

In the event of doubt, the Pledgor shall in time consult with the Pledgee on the resolution to be passed prior to exercising its Voting Rights and the Pledgor shall subsequently vote in accordance with the Pledgee’s instructions.

2.5.3          Subject to the First Ranking Right of Pledge and until the occurrence of a Voting Transfer Event, the Pledgee shall not have the rights which the law attributes to holders of depository receipts (certificaten van aandelen), issued with a company’s co-operation, of shares in the capital of the Company.

2.6                    General

2.6.1          Each Right of Pledge includes all accessory rights (afhankelijke rechten) and all ancillary rights (nevenrechten) attached to the Charged Assets.

2.6.2          To the extent that the Charged Assets are (or shall be) subject to a right of pledge (other than the First Ranking Right of Pledge) or other encumbrance taking priority over a Right of Pledge, nevertheless that Right of Pledge will have been (or will be) created with the highest possible rank available at that time.

2.6.3          Each Right of Pledge is in addition to, and shall not in any way be prejudiced by any other security (whether by contract or statute) now or subsequently held by the Pledgee. The rights of the Pledgee under this Deed are in addition to and not in lieu of those provided by law.

2.6.4          If at the time of the creation of a Right of Pledge, or at any time thereafter, the Corresponding Debt owed to the Pledgee cannot be validly secured through the Parallel Debt, such Corresponding Debt itself shall be the Secured Obligations.

3                              REPRESENTATIONS AND WARRANTIES

3.1                    General

3.1.1          The Pledgor makes the representations and warranties in this Clause 3 to the Pledgee on the date of this Deed, on each date a Pledgor acquires legal title to a Charged Asset and on each drawdown date under the Credit Agreement.

3.1.2          The representations and warranties in this Clause 3 in respect of the Charged Assets only refer to the Charged Assets existing on the date the representations or warranties are made.

3.2                    Status

It is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) duly incorporated and validly existing under Dutch law and the Company is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) duly incorporated and validly existing under Dutch law.

3.3                    Due authorization

All authorizations required (including all necessary corporate authorizations) in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Deed have been obtained or effected (as appropriate) and are in full force and effect.

3.4                    No conflict

The execution, delivery and performance of this Deed and the granting of the Right of Pledge do not and will not contravene:

(a)                       any law, rule or regulation or any judgment, decree or order of any tribunal; or

(b)                       any provision of its articles of association (statuten) or other constitutional document; or

(c)                        any agreement or instrument which is binding upon the Pledgor or to which any of its assets is bound or affected or constitute a default thereunder.

3.5                    No insolvency

It has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, administration or reorganization or for the appointment of a bankruptcy trustee, administrator or similar officer of it or of any or all of its assets or revenues in any jurisdiction and that the Company has not taken any corporate action nor have any other steps or legal proceedings been started or (to the best of its knowledge and belief) threatened against the Company for the Company’s winding-up, dissolution, administration or reorganization or for the appointment of a bankruptcy trustee (curator), administrator (bewindvoerder) or similar officer of it or of any or all of its assets or revenues in any jurisdiction.

3.6                    Power and authority

It has the power (beschikkingsbevoegdheid) to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Deed and the transactions contemplated by this Deed and to create each Right of Pledge.

3.7                    Ranking

Each Right of Pledge is a second ranking right of pledge (pandrecht tweede in rang).

3.8                    Charged Assets

3.8.1          It is the sole legal and beneficial owner of its Charged Assets.

3.8.2          The Charged Assets:

(a)                       have, save for First Ranking Right of Pledge and the Right of Pledge, not been transferred, assigned, pledged, made subject to a limited right (beperkt recht) or otherwise encumbered (in advance (bij voorbaat)) to any person;

(b)                       are not subject to any attachment (beslag);

(c)                        are capable of being transferred, assigned and pledged; and

(d)                       are not subject to any option or similar right,

and the Pledgor has not agreed to grant any right or to do such acts as set forth in this Clause 3.8.2.

3.8.3          The Shares:

(a)                       have been validly issued and have not been repurchased (ingekocht), cancelled (ingetrokken), reduced (afgestempeld), split or combined;

(b)                       constitute one hundred per cent. (100%) of the issued share capital of the Company and are fully paid up; and

(c)                        issued and outstanding at the date of this Deed have been acquired pursuant to a notarial deed of transfer of shares, executed on the sixth day of May two thousand and four before M.D. van Waateringe, civil law notary, officiating in Amsterdam, the Netherlands.

3.8.4          There are no outstanding claims on the Company for the issue of any shares in the capital of the Company and no depository receipts (certificaten van aandelen) have been issued in respect of shares in the capital of the Company.

3.8.5          It has not been deprived of the authority to alienate shares in the capital of the Company by virtue of Section 2:22a of the Dutch Civil Code.

3.8.6          It has not been served a writ in connection with the settlement of shareholders disputes within the meaning of Section 2:335 and further of the Dutch Civil Code, and is consequently not subject to the prohibition set out in Section 2:338 of the Dutch Civil Code.

3.8.7          The Company may only issue shares by virtue of a resolution of its general meeting of shareholders and this authority has not been transferred to any other corporate body of the Company.

3.9                    Information

It has provided the Pledgee with all information and documentation regarding the Charged Assets, which it understands or should be aware to be important to the Pledgee.

4                              UNDERTAKINGS

4.1                    General

The undertakings in this Clause 4 remain in force from the date of this Deed until each Right of Pledge is terminated in accordance with Clause 7 (Termination).

4.2                    Charged Assets

Unless permitted under the Credit Agreement, The Pledgor shall not:

(a)                       transfer, assign, pledge, make subject to limited right (beperkt recht) or otherwise encumber the Charged Assets (other than pursuant to the First Ranking Right of Pledge);

(b)                       release (kwijtschelden) or waive (afstand doen van) the Charged Assets;

(c)                        waive any accessory rights (afhankelijke rechten) or ancillary rights (nevenrechten) attached to the Charged Assets;

(d)                       agree with a court composition or an out-of-court composition (gerechtelijk of buitengerechtelijk akkoord) or enter into any settlement agreement in respect of the Charged Assets; or

(e)                        perform any act which adversely affects or may adversely affect the Charged Assets or any Right of Pledge,

without the prior written consent of the Pledgee.

4.3                    Information

4.3.1          The Pledgor shall promptly inform the Pledgee of an occurrence of an event that may be relevant to the Pledgee with respect to the Charged Assets or adversely affects or may adversely affect any Right of Pledge.

4.3.2          The Pledgor shall promptly notify in writing, at its own costs, the existence of this Deed and each Right of Pledge to any relevant person (including without limitation, the court process server (deurwaarder), the bankruptcy trustee (curator), the administrator (bewindvoerder) or similar officer in any jurisdiction)

and shall promptly send to the Pledgee a copy of the relevant correspondence and the underlying documentation.

4.3.3          The Pledgor shall at the Pledgee’s first request provide the Pledgee with all information and with copies of all relevant documentation relating to the Charged Assets and allow the Pledgee to inspect its administrative records.

5                              ENFORCEMENT

5.1                    Enforcement

5.1.1          Subject to the First Ranking Right of Pledge, upon the occurrence of an Enforcement Event, the Pledgee shall have the right to enforce any Right of Pledge, in accordance with Dutch law and any other applicable law and may take all (legal) steps and measures which it deems necessary or desirable and the Pledgor shall co-operate with the Pledgee in any way which the Pledgee deems necessary or desirable for the enforcement of that Right of Pledge.

5.1.2          Upon the occurrence of an Enforcement Event, the Pledgee shall have the right to enter into court compositions or out-of-court compositions (gerechtelijke of buitengerechtelijke akkoorden) and to cast a vote in connection with such compositions or to enter into any settlement agreement regarding the Charged Assets with any other person.

5.2                    Enforcement waivers

5.2.1          The Pledgee shall not be obliged to give notice of a sale of the Charged Assets to the Pledgor, debtors, holders of a limited right (beperkt recht) or persons who have made an attachment (beslag) on the Charged Assets, as required by Sections 3:249 and 3:252 of the Dutch Civil Code.

5.2.2          The Pledgor waives its rights to make a request to the court:

(a)                       as referred to in Section 3:251 (1) of the Dutch Civil Code to determine that the Charged Assets shall be sold in a manner deviating from the provisions of Section 3:250 of the Dutch Civil Code; and

(b)                       as referred to in Section 3:246 (4) of the Dutch Civil Code to collect and receive payment of the Charged Assets after such authorization has been terminated in accordance with Clause 2.4.2 (Perfection).

5.2.3          The Pledgor waives its rights to demand that the Pledgee:

(a)                       shall first enforce any security granted by any other person, pursuant to Section 3:234 of the Dutch Civil Code; or

(b)                       shall first proceed against or claim payment from any other person or enforce any guarantee, before enforcing any Right of Pledge.

The Pledgor waives its rights under Sections 3:233 (2) and 6:139 of the Dutch Civil Code.

5.2.4          The Pledgor waives its rights to set-off (verrekenen) its claims (if any) against the Pledgee under or in connection with this Deed and/or the Credit Agreement against the Secured Obligations.

5.2.5          To the fullest extent permitted by Dutch law and the Articles of Association, the Pledgor irrevocably and unconditionally waives, renounces and agrees not to exercise any pre-emption rights or rights of first refusal upon a sale of shares in the capital of the Company and where applicable, the other Charged Assets.

5.2.6          Subject to the First Ranking Right of Pledge, the Pledgee is irrevocably and unconditionally authorized (but without any obligation) in the event of a sale of the Shares:

(a)                       to offer the Shares (and, where applicable, the other Charged Assets) for sale in the manner prescribed by the Articles of Association or to seek the approval of the corporate body designated under the Articles of Association as empowered to approve all proposed transfers of shares, as the case may be, and to exercise the Pledgor’s rights in connection with the sale and transfer of the Shares as provided in Section 2:198 (5) of the Dutch Civil Code;

(b)                       to cause notice of such sale of the Shares (and, where applicable, the other Charged Assets) to be served, also on behalf of the Pledgor, upon the Company in accordance with Dutch law and the Articles of Association; and

(c)                        to cause the Shares (and, where applicable, other Charged Assets) to be registered in the name of the new owner(s) following the sale to the extent required on behalf of the Pledgor, to do all such acts and to sign all such documents as are necessary or desirable for that purpose pursuant to Dutch law or the provisions of the Articles of Association.

5.2.7          Subject to the First Ranking Right of Pledge, the Pledgee shall have the right to impose such limitations and restrictions on the sale of the Shares (and, where applicable, the other Charged Assets) as the Pledgee may deem necessary or desirable to comply with any law, rule or regulation applicable to the sale. The Pledgor shall co-operate with the Pledgee in obtaining any necessary permits, exemptions or consents of competent authorities and in ensuring that the sale of the Shares (and, where applicable, the Charged Assets) does not violate any applicable securities laws.

5.3                    Application of monies

Subject to the mandatory provisions of Dutch law on enforcement, all monies received or realised by the Pledgee in connection with the enforcement of any Right of Pledge shall be applied by the Pledgee in accordance with section 11.15 (Allocation of Payments) of the Credit Agreement.

6                              FURTHER ASSURANCES AND POWER OF ATTORNEY

6.1                    Further assurances

6.1.1          If no valid right of pledge is created pursuant to this Deed in respect of any Charged Asset, the Pledgor irrevocably and unconditionally undertakes to pledge to the Pledgee such Charged Asset as soon as it becomes available for pledging, by way of supplementary agreements, supplemental deeds or other instruments on the same (or similar) terms of this Deed.

6.1.2          The Pledgor further undertakes to execute any instrument, provide such assurances and do all acts and things as may be necessary or desirable for:

(a)                       perfecting or protecting the security created (or intended to be created) by this Deed;

(b)                       preserving or protecting any of the rights of the Pledgee under this Deed;

(c)                        preserving or protecting the Pledgee’s interest in the Charged Assets;

(d)                       ensuring that any Right of Pledge and the undertakings and obligations of the Pledgor under this Deed shall inure to the benefit of any successor, transferee or assignee of the Pledgee;

(e)                        facilitating the collection, appropriation or realization of the Charged Assets or any part thereof in the manner contemplated by this Deed; or

(f)                        exercise of any power, authority or discretion vested in the Pledgee under this Deed.

6.2                     Subordination of recourse or subrogation claims

6.2.1           The Pledgor subordinates (stelt achter) in favor of the Pledgee any rights or claims which it may acquire by way of recourse or subrogation in connection with this Deed and the Pledgor shall not receive or collect payment and waives any right of payment in connection with such rights or claims until the Secured Obligations have been irrevocably and unconditionally been paid in full.

6.2.2           If the Pledgor receives any sum which pursuant to Clause 6.2.1 should not have been paid to it, the Pledgor shall promptly pay an amount equal to that receipt or recovery to the Pledgee for application towards the Secured Obligations in accordance with Clause 5 (Enforcement).

6.3                     Power of attorney

6.3.1           The Pledgor irrevocably and unconditionally appoints the Pledgee as its attorney (gevolmachtigde) for as long as any of the Secured Obligations are outstanding for the purposes of:

(a)                      doing in its name all acts and executing, signing and (if required) registering in its name all documents which the Pledgor itself could do, execute, sign or register in relation to the Charged Assets; and

(b)                      executing, signing, perfecting, doing and (if required) registering every such further document, act or thing as is referred to in this Clause 6.

6.3.2          It is expressly agreed that the appointment under Clause 6.3.1 will only be exercised by the Pledgee in case of an Event of Default and is given with full power of substitution and also applies to any situation where the Pledgee acts as the Pledgor’s counterparty (Selbsteintritt) within the meaning of Section 3:68 of the Dutch Civil Code or as a representative of the Pledgor’s counterparty.

7                               TERMINATION

7.1                     Continuing

7.1.1           Each Right of Pledge shall remain in full force and effect, until all Secured Obligations have been irrevocably and unconditionally paid in full (to the Pledgee’s satisfaction) and no new Secured Obligations will arise (to the Pledgee’s satisfaction) unless terminated by the Pledgee pursuant to Clause 7.2 (Termination by Pledgee).

7.1.2           In case a Right of Pledge is terminated the Pledgee shall at the request and expense of the Pledgor provide written evidence to the Pledgor to that effect.

7.2                     Termination by Pledgee

The Pledgee is entitled to:

(a) terminate by notice (opzeggen); or

(b) waive (afstand doen),

a Right of Pledge, in respect of all or part of the Charged Assets and all or part of the Secured Obligations. The Pledgor agrees in advance to any waiver (afstand van recht) granted by the Pledgee under this Clause 7.2.

8                               ASSIGNMENT

8.1                     No assignment – Pledgor

The Pledgor shall not assign or transfer any of its rights and obligations under this Deed without the prior written consent of the Pledgee.

8.2                     Assignment – Pledgee

The Pledgee may transfer, assign or pledge any of its rights and obligations under this Deed in accordance with the Credit Agreement and the Pledgor, to the extent legally required, irrevocably cooperates or consents in advance (verleent bij voorbaat medewerking of geeft bij voorbaat toestemming) to such transfer, assignment or pledge. If the Pledgee transfers, assigns or pledges its rights under the Secured Obligations (or a part thereof), the Pledgor and the Pledgee agree that each Right of Pledge shall follow pro rata parte the transferred, assigned or pledged rights under the Secured Obligations (as an ancillary right (nevenrecht) to the relevant transferee, assignee or pledgee).

9                               NOTICES

Any communication to be made under or in connection with this Deed shall be made in accordance with the relevant provisions of the Credit Agreement. For the purposes of notifications pursuant to this Clause, the address:

(a) of the Pledgor shall be

Laureate I B.V.

Amsteldijk 166

1079 LH Amsterdam

The Netherlands

(b) of the Company shall be:

Laureate International B.V.

Amsteldijk 166

1079 LH Amsterdam

The Netherlands

In respect of the Pledgor and the Company, always with a copy to:

Laureate Education, Inc.

650 South Exeter Street

Baltimore, Maryland 21202

United States of America

or to such other address or addresses as may from time to time be notified by the Pledgor or the Company for such purpose in writing.

10                        MISCELLANEOUS

10.1              Costs

All costs, charges, expenses and taxes in connection with this Deed shall be payable in accordance with the relevant provisions of the Credit Agreement.

10.2              Evidence of debt

As to the existence and composition of the Secured Obligations, a written statement by the Pledgee made in accordance with its books shall, save for manifest error, constitute conclusive evidence (dwingend bewijs), it being understood that in the event of a disagreement with respect thereto, the Pledgee shall be authorised to exercise its right of enforcement under this Deed, with due observance of the obligation of the Pledgee to transfer all proceeds to the Pledgor which afterwards would appear to be received by it in excess of its rights.

10.3              No liability Pledgee

Except for its gross negligence (grove nalatigheid) or wilful misconduct (opzet), the Pledgee shall not be liable vis-à-vis the Pledgor for not (or not completely) collecting or recovering or selling the Charged Assets and/or any loss or damage resulting from any collecting or recovering or selling the Charged Assets or arising out of the exercise of or failure to exercise any of its powers under this Deed or for any other loss of any nature whatsoever in connection with the Charged Assets or this Deed.

10.4              Severability

10.4.1    If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction that shall not affect:

(a)                     the validity or enforceability in that jurisdiction of any other provision of this Deed; or

(b)                     the validity or enforceability in other jurisdictions of that or any other provision of this Deed.

10.4.2    The Pledgor and the Pledgee agree that they will negotiate in good faith to replace any provision of this Deed which may be held unenforceable with a provision which is enforceable and which is as similar as possible in substance to the unenforceable provision.

10.5              No rescission

The Pledgor waives, to the fullest extent permitted by law, its rights:

(a)                     to rescind (ontbinden) this Deed in whole or in part pursuant to Section 6:265 of the Dutch Civil Code or on any other ground under Dutch law or under any other applicable law;

(b)                     to suspend (opschorten) any of its obligations under this Deed pursuant to Section 6:52, 6:262 and 6:263 of the Dutch Civil Code or on any other ground under Dutch law or under any other applicable law; and

(c)                      to nullify (vernietigen) this Deed pursuant to Section 6:228 of the Dutch Civil Code or on any other ground under Dutch law or under any other applicable law.

10.6              No waiver

No delay or omission by the Pledgee in the exercise of any power or right under this Deed will impair such power or right or be construed as a waiver thereof or of the event giving rise to such power of right and no waiver of any past event shall be construed to be a waiver of any power or right accruing to this Deed by reason of any future event.

10.7              Amendment and embodiment

This Deed shall only be amended, modified or rescinded by a notarial deed under Dutch law duly executed, before a civil law notary in the Netherlands, by the authorised signatories of the Pledgor and the Pledgee.

11                        ACCEPTANCE

The Pledgee accepts each Right of Pledge and all stipulations, covenants, undertakings, waivers, authorities and powers pursuant to this Deed.

12                        GOVERNING LAW AND JURISDICTION

12.1              Governing law

This Deed (including this Clause 12) shall be governed by Dutch law.

12.2              Jurisdiction

12.2.1    The court (rechtbank) of Amsterdam, the Netherlands has exclusive jurisdiction to settle at first instance any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a Dispute).

12.2.2    Each Party agrees that the court (rechtbank) of Amsterdam, the Netherlands is the most appropriate and convenient court to settle Disputes and accordingly no Party will argue to the contrary.

12.2.3    This Clause 12.2 is for the benefit of the Pledgee only. As a result, the Pledgee shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Pledgee may take concurrent proceedings in any number of jurisdictions.

12.3              Acceptance governing law power of attorney

If a Party is represented by an attorney in connection with the execution of this Deed or any agreement or document pursuant this Deed:

(a)                                 the existence and extent of the authority of; and

(b)                                 the effects of the exercise or purported exercise of that authority by,

that attorney is governed by the law designated in the power of attorney pursuant to which that attorney is appointed and such choice of law is accepted by the other Parties.

12.4              By law Royal Notarial Association

12.4.1    The Pledgor declares that it is aware that mr. P.G. van Druten, aforementioned, is a representative of the law firm Loyens & Loeff N.V. which acts as the external legal advisor of the Pledgee.

12.4.2    With reference to the provisions of the Code of Conduct (Verordening Beroepsen Gedragsregels) as determined by the general meeting of the Royal Notarial Association (Koninklijke Notariële Beroepsorganisatie), the Pledgor and the Pledgee explicitly declare that it consents to the fact that the Pledgee will be assisted by Loyens & Loeff N.V. in all cases connected with this Deed and all potential conflicts arising therefrom.

End

The person appearing is known to me, civil law notary.

This deed was executed in Amsterdam, the Netherlands, on the date stated in the first paragraph of this deed.

The contents of the deed have been stated and clarified to the person appearing.

The person appearing has declared not to wish the deed to be fully read out, to have noted the contents of the deed timely before its execution and to agree with the contents.

After limited reading, this deed was signed first by the person appearing and thereafter by me, civil law notary.